GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                     Phone (414) 273-3500 Fax (414) 273-5198


                                                 February 21, 2002


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      Strong Short-Term Bond Fund, Inc.

Ladies and Gentlemen:

         We represent  Strong  Short-Term  Bond Fund,  Inc.  (the  "Company") in
connection   with  its   filing  of   Post-Effective   Amendment   No.  26  (the
"Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-13356; 811-5108) on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

         We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

         We consent to the use of this letter in the Post-Effective Amendment.

                                                  Very truly yours,

                                                  GODFREY & KAHN, S.C.

                                                  /s/ Michelle M. Nelson

                                                  Michelle M. Nelson


MW592813_1.DOC